UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2024

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 854-8352
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FF	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

FutureFuel Corp. (the “Company”) has identified a correction required to be made to its historical consolidated statements of cash flows for the six months ended June 30, 2023, nine months ended September 30, 2023 and year ended December 31, 2023. The correction relates solely to the reported amount of “Other assets” and the resulting total amount of “Net Cash Flows From Operating Activities” and the reported amount of “Collateralization of derivative instruments” and the resulting total amount of “Net Cash Flows from Investing Activities” in the respective consolidated statements of cash flows for the six months ended June 30, 2023, nine months ended September 30, 2023 and year ended December 31, 2023 (collectively, the “Correction”). The Correction does not impact the Company’s overall cash position, its consolidated balance sheets, its consolidated statements of operations and comprehensive income (loss), or its consolidated statements of stockholders’ equity as of or for the periods ended June 30, 2023, September 30, 2023 or December 31, 2023.

A summary of the impact on consolidated statements of cash flows is as follows for the periods to be corrected (amounts in thousands):

	Six Months Ended June 30, 2023
	As Reported	Adjustment	As Restated
Cash flows from operating activities:
Other assets	$1,806	$(6,308)	$(4,502)
Net cash used in operating activities	$(34,357)	$(6,308)	$(40,665)
Cash flows from investing activities:
Collateralization of derivative instruments	$(3,154)	$6,308	$3,154
Net cash provided by (used in) investing activities	$30,672	$6,308	$36,980

	Nine Months Ended September 30, 2023
	As Reported	Adjustment	As Restated
Cash flows from operating activities:
Other assets	$(5,019)	$5,982	$963
Net cash provided by operating activities	$2,476	$5,982	$8,458
Cash flows from investing activities:
Collateralization of derivative instruments	$2,991	$(5,982)	$(2,991)
Net cash provided by (used in) investing activities	$35,698	$(5,982)	$29,716

	For the Year Ended December 31, 2023
	As Reported	Adjustment	As Restated
Cash flows from operating activities:
Other assets	$3,523	$(2,686)	$837
Net cash provided by operating activities	$23,985	$(2,686)	$21,299
Cash flows from investing activities:
Collateralization of derivative instruments	$(1,343)	$2,686	$1,343
Net cash provided by (used in) investing activities	$30,336	$2,686	$33,022

On May 8, 2024, management and the audit committee of the board of directors of the Company concluded that, as a result of the Correction and in accordance with, Staff Accounting Bulletin No. 99, “Materiality,” the consolidated statements of cash flows included in the Company’s previously issued unaudited financial statements in the Quarterly Reports on Form 10-Q for the periods ended June 30, 2023, and September 30, 2023, and the previously issued audited Consolidated Statement of Cash Flows on Form 10-K for the year ended December 31, 2023, were  materially misstated and should no longer be relied upon due to the Correction. In addition, any Company communications or presentations relating to the Correction should no longer be relied upon.

The Company will report the restatement in an amendment to each of the Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023, and September 30, 2023 (the “Form 10-Q/As”), and to the Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K/A”). The financial information that has been previously filed or otherwise reported for these periods with respect to the Correction will be superseded by the information to be included in the consolidated financial statements in the Form 10-Q/As and Form 10-K/A.

In addition, the Company’s management has concluded that, as a result of the Correction, a material weakness existed in the Company’s internal control over financial reporting as of June 30, 2023, September 30, 2023, and December 31, 2023, and that, because of this material weakness, the Company’s disclosure controls and procedures were not effective as of June 30, 2023, September 30, 2023, and December 31, 2023. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Company’s Form 10-Q/As and Form 10-K/A.

The Company’s management and audit committee of the board of directors discussed the matters disclosed in this Item 4.02 with its independent registered public accounting firm, RSM US LLP.

Item 9.01 – Financial Statements and Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:      /s/ Rose M. Sparks
      Rose M. Sparks, Chief Financial Officer

Date: May 9, 2024